UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): September 24, 2020

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 8 - Other Events

Item 8.01. Other Events

On September 24, 2020, the Company entered into an agreement with TX Cooley Investments, Inc., an unaffiliated Nevada corporation (“Purchaser”), pursuant to which the Company sold and transferred to the Purchaser all of the Company’s membership interest in Mockingbird Energy, LLC, a Nevada limited liability company, which, itself and through its subsidiaries, owned and held substantially all of the oil and gas assets and operations in West Virginia and Ohio, originally acquired in 2008. The sale price of the assets sold was $85,000 in cash and the agreement to fully indemnify the Company and its subsidiaries from and against any and all actions or activities or inactions of or by Mockingbird Energy, LLC and its subsidiaries from and after the effective date of the transfer, regardless of when any obligation (or facts and circumstances which created an obligation) arose. Prior to the sale transaction, approximately 191 acres of land, together with improvements, including four buildings containing approximately 53,400 square feet [the largest of which is approximately 24,000 square feet], and certain surplus equipment were transferred to another wholly owned subsidiary of the Company, named Mountaineer States Pipeline LLC.

Mockingbird Energy, LLC acquired the oil and gas operations in 2008 and reflected the value of the oil and gas reserves in the financial information of the Company. In 2008, the Company also established a reserve of $2.75 million for the ultimate shutdown and plugging of nonproducing wells and clean up the surrounding land. Through the years, due to depletion and market value write-downs, the oil and gas reserves were most recently valued for financial statement purposes at approximately $700,000, but the $2.75 million reserve established in 2008 remained constant. The completed transaction will result in a gain of approximately $2,000,000 after relief of the Company from any obligation for plugging of nonproducing wells and cleanup of surrounding land.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 2, 2020

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Chairman of the Board, President, Chief
Executive Officer and Chief Financial Officer